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                                   EXHIBIT 21

                        PENNROCK FINANCIAL SERVICES CORP.
                         SUBSIDIARIES OF THE REGISTRANT

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        Subsidiary                        State of Incorporation or Organization
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
Blue Ball National Bank                   National Banking Association
1060 Main St.
Blue Ball, PA 17506

    PennRock Insurance Group, Inc.        Pennsylvania
    100 West Main St.
    Terre Hill, PA 17581

The National Advisory Group, Inc.         Pennsylvania
715 Twining Rd.
Dresher, PA 19025

    National Actuarial Consultants, Ltd.  Pennsylvania
    715 Twining Rd.
    Dresher, PA 19025

    National Financial Advisors, Inc.     Pennsylvania
    715 Twining Rd.
    Dresher, PA 19025

    NFA Brokerage Services, Inc.          Pennsylvania
    715 Twining Rd.
    Dresher, PA 19025

    National Shareholder Services, Inc.   Pennsylvania
    715 Twining Rd.
    Dresher, PA 19025

Pension Consulting Services, Inc.         Pennsylvania
715 Twining Rd.
Dresher, PA 19025
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